Joint Filer Information

Title of Security:	Common Stock

Issuer & Ticker Symbol:	Agilysys, Inc. (AGYS)

Designated Filer:	MAK Capital One LLC

Other Joint Filers:	MAK Capital Fund LP (the “MAK Capital Fund”); Michael A. Kaufman; Paloma International L.P. (“Paloma”); S. Donald Sussman; and R. Andrew Cueva

Addresses:
The address of each of MAK Capital Fund, Mr. Kaufman and Mr. Cueva is 590 Madison Ave., 9th Floor, New York, New York 10022

The address of Paloma is Two American Lane, Greenwich, Connecticut 06836.

The address of Mr. Sussman is 6100 Red Hook Quarter, 18B, Suites C, 1-6, St. Thomas, United States Virgin Islands 00802

Signatures:

Dated: September 3, 2010
MAK CAPITAL FUND LP
	By:	MAK GP LLC, as General Partner

		By:	/s/ Michael A. Kaufman
Michael A. Kaufman,
Managing Member

/s/ Michael A. Kaufman
MICHAEL A. KAUFMAN

PALOMA INTERNATIONAL L.P.
	By:	Paloma Partners Company L.L.C., General Partner

		By:	/s/ Michael J. Berner
Michael J. Berner
Vice President

S. DONALD SUSSMAN

	By:	/s/ Michael J. Berner, Attorney-in-Fact
Michael J. Berner, Attorney-in-Fact

/s/ R. Andrew Cueva
R. ANDREW CUEVA